Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Amendment No.1 to Form F-3 of our report dated April 22, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Uni-Fuels Holdings Limited for the years ended December 31, 2024 and 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

New York, New York
January 30, 2026